UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2014
Stamps.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26427	77-0454966
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1990 E. Grand Ave., El Segundo, CA	90245
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(310) 482-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2014, our board of directors, upon the recommendation of our compensation committee, adopted an amendment (the “Amendment”) to our 2010 Equity Incentive Plan (the "Plan"). Pursuant to the Amendment, the maximum aggregate number of shares of common stock and stock equivalents available for the grant of awards under the Plan shall be increased by an additional two million one hundred thousand (2,100,000) shares. Except for the Amendment to the Plan to increase the number of awards, the Plan otherwise remains unchanged. The shares authorized by the Amendment shall be subject to approval by our stockholders, expected to occur at our next annual meeting of stockholders in 2015. No share awards may be issued under the Amendment, and no stock options issued under the Amendment shall become exercisable, prior to the date, if any, on which our stockholders approve the Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stamps.com Inc.
(Registrant)

September 12, 2014	/s/ Kenneth McBride
Date	(Signature)

Kenneth McBride,
Chief Executive Officer